Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02563, 333-25563, 333-60776 and 333-115954), and Form S-3 (Nos. 333-132243, 333-110273 and 333-157759) of TECO Energy, Inc. and its subsidiaries of our report dated February 25, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

February 25, 2010